Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 16, 2021, relating to the financial statements of Marathon Digital Holdings, Inc. (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2020, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ RBSM LLP

Henderson, Nevada

February 11, 2022